EXHIBIT 99.1

ACTION BY UNANIMOUS WRITTEN CONSENT

OF BOARD OF DIRECTORS OF

TAI PAN HOLDING, INC.

a Delaware Corporation

in lieu of Special Meeting

Pursuant to the authority granted to directors to take action by unanimous written consent without a meeting pursuant to the General Corporation Law of the State of Delaware, the Board of Directors of TAI PAN HOLDING, INC. (formerly known as UNICAPITAL ACQUISITION CORP.), a Delaware corporation (the “Corporation”), do hereby consent to, adopt, ratify, confirm and approve, as of the date indicated below, the following recitals and resolutions, as evidenced by their signatures hereunder:

APPROVAL OF MINUTES

RESOLVED, that the minutes of the prior meetings and written consents of Directors of this Corporation, there being no objections, corrections, or modifications thereto offered, are hereby approved and adopted.

AMENDMENT OF ARTICLE

WHEREAS, the name of Tai Pan Holding, Inc. was created through State of Delaware statute on March 16, 2009 and it was filed with the Secretary of State of Delaware at the same day.

WHEREAS, the Directors and officers felt that the Corporation shall change its name to reflect the future business activities.

WHEREAS, the Directors have decided to change the name of Corporation to Maxsys Holdings, Inc and the Article of Incorporation has been amended for such change.

WHEREAS, a copy of the Amendment of the Article is attached hereto as Exhibit A;

NOW, THEREFORE, IT IS HEREBY RESOLVED, that the Board of Directors approves and accepts the amended Article.

RATIFICATION OF ACTIONS

RESOLVED, that all actions taken by the officers and directors of the Corporation since the last meeting of the Directors be, and they hereby are, ratified, approved and confirmed in all respects; except those acts which are violations of law, public policy or the fiduciary duty existing between said persons and the Corporation.

IN WITNESS WHEREOF, the undersigned Directors constituting all the Directors of the Corporation have executed this Unanimous Written Consent in Lieu of Meeting as of the 9th day of September, 2009.

/s/ Kheng Siang Lee	/s/ William Elder
Name: Kheng Siang Lee	Name: William Elder
Title: Director	Title: Chairman and Director

/s/ Eng Seng Tan	/s/ Hoon Leum goh
Name: Eng Seng Tan	Name: Hoon Leum Goh
Title: Director	Title: Director

/s/ Cheng-Yu Wang
Name: Cheng-Yu Wang
Title: CFO and Director